SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 8, 2004

GENERAL ELECTRIC COMPANY

(Exact name of registrant as specified in its charter)

New York	1-35	14-0689340

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3135 Easton Turnpike, Fairfield, Connecticut		06828-0001

(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (203) 373-2211

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Item 5. Other Events

Recent Earnings

     General Electric Company's (GE) unaudited consolidated revenues, earnings before income taxes and accounting changes, earnings before accounting changes and net earnings for the first quarter of 2004 were $33.4 billion, $4.2 billion, $3.2 billion and $3.2 billion, respectively. These results compared with the following respective unaudited amounts for the first quarter of 2003: $30.5 billion, $4.2 billion, $3.2 billion and $3.0 billion, respectively.

Item 7. Financial Statements and Exhibits

23 Consent of KPMG LLP

Item 9. Regulation FD Disclosure

Item 12. Results of Operations and Financial Condition

     The following information is furnished pursuant to Item 9, "Regulation FD Disclosure" and Item 12, "Results of Operations and Financial Condition."

     On April 8, 2004, General Electric Company issued a press release setting forth GE's first-quarter 2004 earnings. A copy of GE's press release is attached hereto as Exhibit 99 and hereby incorporated by reference.

Exhibit Index

23 Consent of KPMG LLP

99 Press release, dated: April 8, 2004, issued by General Electric Company

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Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GENERAL ELECTRIC COMPANY

By:	/s/ Philip D. Ameen

Philip D. Ameen Vice President and Comptroller
Date: April 8, 2004

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